UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2018

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11400 Tomahawk Creek Parkway, Suite 340, Leawood, KS 66211

(Address of principal executive offices) (Zip Code)

(913) 353-1000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2018, Aratana Therapeutics, Inc. (the “Company”), entered into an agreement (the “Cooperation Agreement”) with Engaged Capital, LLC and certain of its affiliates (the “Engaged Group”).

In accordance with the terms of the Cooperation Agreement, Robert “Rip” B. Gerber, Jr. has resigned from the Board of Directors of the Company (the “Board”), effective May 18, 2018.  In addition, on such date, the Board increased its size from nine to ten directors, and appointed Lowell Robinson as a Class I director with a term expiring at the 2020 annual meeting of stockholders and Craig Barbarosh as a Class III director with a term expiring at the 2019 annual meeting of stockholders (the “2019 Annual Meeting”). In accordance with the terms of the Cooperation Agreement, the Board appointed Mr. Robinson to the Audit Committee of the Board and Mr. Barbarosh to the Compensation Committee of the Board. In addition, the Company has agreed to establish an ad hoc Strategic Review Committee of the Board by July 1, 2018, to conduct a strategic review of the Company’s business and make recommendations to the Board with respect to the Company’s strategy and opportunities to enhance stockholder value. The Strategic Review Committee will be comprised of three independent directors, including one of the newly appointed directors, and the Company’s Chief Executive Officer.

With respect to the shares of the Company’s common stock owned by the Engaged Group and its Affiliates (as defined in the Cooperation Agreement), the Engaged Group has agreed to certain standstill, voting and other similar provisions in connection with entry into the Cooperation Agreement, each as more thoroughly described in the Cooperation Agreement. Under the terms of the Cooperation Agreement, the Engaged Group has agreed that it will not, and that it will not permit any of its Affiliates to, directly or indirectly: (A) nominate or recommend for nomination any person for election at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”); (B) submit any proposal for consideration at, or bring any other business before, the 2018 Annual Meeting or any special meeting of stockholders held during the standstill period (the “Standstill Period”), which begins on the date of the Cooperation Agreement and terminates on the earlier to occur of (i) the date that is thirty (30) calendar days prior to the first anniversary of the deadline for submission of stockholder nominations of director candidates for the 2018 Annual Meeting and (ii) the date that is thirty (30) calendar days prior to the deadline for submission of stockholder nominations of director candidates for the 2019 Annual Meeting; or (C) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2018 Annual Meeting.  The Engaged Group has agreed to not publicly or privately encourage or support any other stockholder or person or entity to take any of the actions described above.

In addition, during the Standstill Period and subject to certain exceptions as provided in the Cooperation Agreement, the Engaged Group has agreed that it will, and will cause each of its Affiliates to, appear in person or by proxy at each annual or special meeting of stockholders and vote all shares of common stock of the Company beneficially owned by the Engaged Group or such Affiliate (or otherwise for which it has voting rights) at such meeting (A) in favor of the slate of directors recommended by the Board and (B) in accordance with the Board’s recommendations with respect to any other matter presented to stockholders of the Company for consideration.

Under the Cooperation Agreement, during the Standstill Period, except following approval of the Board, the Engaged Group has agreed that neither it nor its Affiliates will purchase or cause to be purchased or otherwise acquire (A) beneficial ownership of any common stock or other securities of the Company if immediately after the taking of such action, the Engaged Group together with its Affiliates would, in the aggregate, beneficially own more than 9.9% of the then outstanding shares of common stock of the Company, or (B) interests in any of the Company’s indebtedness.

The Engaged Group has irrevocably withdrawn its letter, submitted on March 23, 2018, nominating three director candidates for election to the Board at the 2018 Annual Meeting. The Cooperation Agreement will terminate at the end of the Standstill Period unless otherwise mutually agreed in writing by the Company and the Engaged Group.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the terms of the Cooperation Agreement relating to the resignation of Mr. Gerber and the election of Messrs. Barbarosh and Robinson (including their appointment to certain committees of the Board) included under Item 1.01 above is incorporated by reference into this Item 5.02.

Mr. Robinson and Mr. Barbarosh will participate in the Company's compensation program for non-employee directors, as amended, including an annual retainer of $35,000 and an initial award of an option to purchase 30,000 shares of the Company's common stock (the "Initial Award"), effective on the date of their election as directors of the Company (the “Election Date”). Mr. Robinson will receive an additional annual retainer of $7,500 for service on the Audit Committee and Mr. Barbarosh will receive an additional annual retainer of $5,000 for service on the Compensation Committee. The Initial Award has an exercise price per share equal to $5.34, the fair market value of a share of the Company's common stock on the Election Date, and will vest and become exercisable in equal installments on each of the first four anniversaries of the Election Date, subject to Mr. Robinson’s and Mr. Barbarosh’s continued service on the Board through each such vesting date, and also subject to full acceleration in the event of a change in control of the Company. Mr. Robinson and Mr. Barbarosh have also entered into the Company's standard indemnification and confidentiality agreements for directors.

Item 8.01	Other Events.

The Company has scheduled its 2018 Annual Meeting for July 27, 2018. In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because the Company will not hold its 2018 Annual Meeting within 30 days of the first anniversary of the 2017 annual meeting of stockholders, any stockholder proposal that is submitted for inclusion in the Company’s proxy materials for the 2018 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act (any such proposal, a “14a-8 Proposal”) must be received by the Company a reasonable time before the Company prints and sends its proxy materials. Accordingly, the Company has set the deadline for receipt of any 14a-8 Proposal as the close of business on May 31, 2018. Any such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of May 18, 2018, by and among Aratana Therapeutics, Inc., a Delaware corporation, Engaged Capital, LLC and the other parties listed on Annex A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: May 21, 2018	By:
/s/ Steven St. Peter
Steven St. Peter

President and Chief Executive Officer